UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):
January 3, 2011

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices)

(510) 683-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2010, AXT, Inc. (the “Company”) terminated the employment of Mr. John Cerilli, Vice President of Global Sales and Marketing, effective December 31, 2010, as a result of a change in the organizational structure of the Company and the elimination of his position with the Company.  Pursuant to the terms of the employment agreement between the Company and Mr. Cerilli, the Company will pay Mr. Cerilli a lump-sum severance payment equivalent to his base salary for one year amounting to $207,000 following the termination of his employment, together with the premiums necessary for Mr. Cerilli to maintain health insurance coverage for 18 months following the termination of his employment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 31, 2010

AXT, INC.

By:	/S/ RAYMOND A. LOW
Raymond A. Low
Chief Financial Officer

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